Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Generex Biotechnology Corporation on Forms S-3, as amended, (File No. 333-150562, 333-67118, 333-106519, 333-110493, 333-112891, 333-117822, 333-121309, 333-126624, 333-128328, 333-131430, 333-135284, and 333-139637) and Forms S-8 (File No. 333-55072, 333-66654, 333-88026, and 333-145412) of our report dated September 30, 2008 relating to the consolidated financial statements, internal controls and Schedule II included in the Annual Report of Generex Biotechnology Corporation on Form 10-K for the year ended July 31, 2008.

/s/ MSCM LLP

Toronto, Canada
October 10, 2008